UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (this “Agreement”) is made _______, 200_ (the “Effective Date”) by and among Tactical Air Defense Services, Inc., a Nevada corporation (the “Company”) and the investors named on Schedule A hereto (each an “Investor” and collectively the “Investors”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. PURCHASE AND SALE OF UNITS.

1.1 Sale and Issuance of the Units.

Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties contained herein, each Investor agrees, severally and not jointly, to purchase at the Closing, and the Company agrees to sell and issue to such Investor at the Closing, that number of units of the Company’s securities (the “Securities”), as is set forth opposite such Investor’s name on Schedule A hereto which are part of a minimum number of 500,000 units and a maximum number of 2,000,000 units being issued and sold to, and purchased by, the Investors at the Closing, at a purchase price of fifty-five cents ($0.55) per unit (the "Unit Purchase Price"), each unit consisting of: (i) one (1) share of the Company’s common stock, par value $.001 per share (“Common Stock”) (hereinafter the “Share”), (ii) one (1) Class A Warrant (the “Class A Warrant”), and (iii) one (1) Class B Warrant (the “Class B Warrant”). The Shares, Class A Warrants, and Class B Warrants are hereinafter collectively referred to as the “Units” and the Class A Warrants and Class B Warrants are hereinafter collectively referred to as the “Warrants.” The minimum required investment for each Investor is 2,500 Units. The Company, in its sole and absolute discretion, may sell less than 2,500 Units to an Investor.

1.2 Closing. The purchase and sale of the Units shall take place at the offices of Hodgson Russ LLP, 60 East 42nd Street, New York, New York 10165 on October __, 2005, or at such other place and time as the Company and the Investors mutually agree (which time and place are designated as a “Closing”). At the Closing, the Company shall deliver to the Escrow Agent (as defined in Section 1.3 below) certificates representing each Investor's Shares and Warrants against payment of the purchase price by wire transfer of immediately available funds payable to the Company, or such other means acceptable to the Company, in the amount set forth opposite such Investor’s name on Schedule A hereto. At Closing, such amounts will be delivered by the Investor to the Escrow Agent.

1.3 Escrow of Funds. Pursuant to the terms of the Escrow Agreement, a copy of which is attached hereto as Exhibit A, the Company has established an Escrow Account into which any funds received from the Investors will be deposited (the "Escrow Funds"). In addition to the Escrow Funds, upon Closing, the Company shall deliver to the Escrow Agent, for each Investor, the Shares, Class A Warrant and Class B Warrant which comprise the Units to be purchased by each Investor. The Escrow Funds and the Units will be released by the Escrow Agent to the Company and the Investors respectively upon the completion of an acquisition by the Company of all, or substantially all, of the assets of Aerogroup Incorporated, a Utah corporation, and its subsidiaries (the "Aerogroup Acquisition").

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Investor, to the best of its knowledge, as of the date hereof, as follows:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own and operate its assets and properties and to carry on its current or contemplated business. The Company is duly qualified to transact business and is in good standing in each jurisdiction wherein the properties owned or leased or the business transacted by the Company makes such qualification to do business as a foreign corporation necessary, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, prospects or properties of the Company (a “Material Adverse Effect”).

2.2 Capitalization. (a) The number of outstanding shares of Common Stock of the Company is as set forth on Schedule 2.2(a). The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued and sold in compliance with applicable securities laws of the United States and jurisdictions thereof and any other applicable securities laws and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights granted by the Company.

(b) There are no outstanding options, warrants, convertible securities or other rights calling for the issuance of, and there are no commitments or arrangements to issue, any shares of Common Stock of the Company or any security convertible, exchangeable or exercisable for shares of Common Stock of the Company. There are no shareholders agreements, voting agreements or other similar agreements with respect to the outstanding shares of Common Stock of the Company to which the Company is a party or, to the knowledge of the Company (having undertaken no independent investigation), between or among any of the Company’s shareholders.

(c) The names of the officers, directors and all stockholders of the Company beneficially owning five (5%) percent or more of the Company’s outstanding shares of Common Stock and the number of outstanding shares of Common Stock held by them are set forth on Schedule 2.2(c) hereto.

2.3 Subsidiaries. Except as set forth on Schedule 2.3, the Company has no subsidiaries and does not own or control, directly or indirectly, any interest in any corporation, association or other business entity.

2.4 Power and Authority. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and any other documents related thereto (collectively, the “Transaction Agreements”), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Shares and Warrants comprising the Units being sold hereunder and the shares of Common Stock to be issued upon exercise of the Warrants (the “Underlying Shares”), have been taken or will be taken prior to the Closing. The Transaction Agreements have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by the Investors) constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to (a) the laws of bankruptcy and the laws affecting creditors’ rights generally and (b) the availability of equitable remedies.

2.5 Valid Issuance of Shares, Warrants and Underlying Shares. (a) The Shares and Warrants, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable and free of any liens or encumbrances created by the Company. When the Warrants are delivered in accordance with this Agreement and paid for pursuant to this Agreement on the Closing, such Warrants will be exercisable for the Underlying Shares pursuant to the terms of the Warrants;

(b) The Underlying Shares initially issuable upon exercise of the Warrants have been duly and validly reserved for issuance upon such exercise, and upon issuance in accordance with the terms of the Warrants, will be fully paid and non-assessable and will be free of restrictions on transfer under applicable state and federal securities laws. Except as set forth on Schedule 2.5(b), no preemptive right, right of first refusal granted by the Company or other similar right exists with respect to the Underlying Shares or the issuance and sale thereof.

2.6 Governmental Consents. No consent, approval, order (the “Consents”) or authorization of, or registration, qualification, designation, declaration or filing with, any federal, regional, state or local governmental authority on the part of the Company (a “Governmental Entity”) is required in connection with the Company’s authorization, issuance and sale of the Units and the transactions contemplated by the Transaction Agreements, except for filings, if any, required pursuant to applicable state securities or Blue Sky laws, which filings will be made within the required statutory or regulatory periods, and any filing pursuant to Regulation D of the Securities and Exchange Commission (the “SEC”), which filing, if made, will be made within 15 days of the Closing.

2.7 Litigation. There is no action, suit, claim, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company which could reasonably be expected to have a Material Adverse Effect. The Company is not, and to the Company’s knowledge (having undertaken no independent investigation), no founder, director, officer or key employee is, a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (collectively, the “Judgments”) that could reasonably be expected to have a Material Adverse Effect. There is no action, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

2.8 Intellectual Property. The Company does not own intellectual property.

2.9 Compliance With Other Instruments. To the best of the Company's knowledge, the Company is not in violation of (i) its Certificate of Incorporation or Bylaws, (ii) any statute or Consents or Judgments of any Governmental Entity applicable to it, or (iii) any contracts, mortgages, leases, indentures, agreements and instruments to which the Company is currently bound which, other than contracts entered into in the ordinary course of business, involve obligations of or payments to the Company in excess of $25,000 (collectively, the “Material Contracts”) or in material violation or default of any provision of any orders or Judgments by which it is bound or any provision of federal or state statute, rule or regulation applicable to the Company, which violation or default, in the case of (i), (ii), or (iii), could reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of and compliance with the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby will not (i) result in any such violation or default or result in the creation of any mortgage, lien or encumbrance against any of the properties or assets of the Company, or (ii) give rise to obligations under any Material Contracts, that, in the case of either (i) or (ii), could reasonably be expected to have a Material Adverse Effect.

2.10 Disclosure. The Company has provided each Investor with true and complete copies of all documents and information reasonably requested by such Investor in its due diligence review of the Company. As of the date hereof, neither the Transaction Agreements, the Schedules and Exhibits attached hereto, nor any certificate or other document prepared by the Company to be delivered at the Closing contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. To the Company’s knowledge, there are no facts which (individually or in the aggregate) materially and adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in the Agreement, the Schedules, the Exhibits hereto, the other Transaction Agreements or in other documents delivered to Investors their attorneys or agents in connection herewith.

2.11 Material Agreements; Actions. (a) Except as set forth on Schedule 2.11(a), there are no Material Contracts by which the Company is currently bound. Except as set forth on Schedule 2.11(a), or indicated in the Company’s SEC Documents (as defined in Section 2.30), the Company is not currently indebted for money borrowed or has any other liabilities individually in excess of $25,000 or in the aggregate in excess of $50,000. To the best of the Company's knowledge, no default exists under any Material Contract to which the Company is a party that could reasonably be expected to have a Material Adverse Effect. Each of the Material Contracts is valid, binding, and in full force and effect in all material respects, subject to (i) the laws of bankruptcy and the laws affecting creditors’ rights generally and (ii) the availability of equitable remedies.

(b) The Company has not (i) declared or paid any dividends or authorized any distribution upon or with respect to any class or series of its capital stock, (ii) made any loans or advances to any person, other than in the ordinary course of business, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights other than in the ordinary course of business.

2.12 Title to Property and Assets. The Company has good title to its properties and assets, in each case free and clear of all material liens, claims, encumbrances, security interests, options, charges or restrictions of any kind (collectively, the “Liens”) except such as (i) are set forth on Schedule 2.12, or (ii) arise in the ordinary course of business and do not impair the Company’s use of such property or assets, including those reflected in the Company’s balance sheet (the “Balance Sheet”) dated as of June 30, 2005, included in the Company’s SEC Documents. With respect to the property and assets it leases, the Company is in material compliance with such leases and, holds a valid leasehold interest free of any material liens, claims and encumbrances.

2.13 Brokers or Finders. There are no contracts, agreements or understandings between or among the Company, on the one hand, and any person, on the other, that would give rise to a claim against the Company or any Investor for a brokerage commission, finder’s fee or other like payment (the “Finder’s Fees”) in connection with the issuance and sale of the Units. To the extent permitted by law, the Company will indemnify and hold harmless each Investor against any losses, claims, damages or liabilities to which they may become subject under any claims for such Finder’s Fees in so far as such losses, claims, damages or liabilities are based on the finding that the Company is responsible for any such Finder’s Fees.

2.14 Registration Rights; Voting Rights. The Company is currently not under any obligation to register under the Securities Act of 1933, as amended (the “Securities Act”), any of its currently outstanding securities or any of its securities which may hereafter be issued, including the Shares and the Underlying Shares. To the Company’s knowledge (having undertaken no independent investigation) no shareholder of the Company has entered into any agreement, understanding or other arrangement with respect to the voting of common stock.

2.15 Employees. The Company is not a party to any collective bargaining agreements and, to its knowledge (having undertaken no independent investigation), no organizational efforts are currently being made with respect to any of their respective employees.

2.16 Stockholders, Directors and Officers; Indebtedness. The Company is not currently indebted to its officers, directors or stockholders or any of their respective relatives (and none of the same are indebted to the Company), other than travel, relocation and other expenses which are advanced and reimbursed in the ordinary course of business. None of the officers or directors or significant employees or consultants of the Company has, individually or collectively, a material interest in any entity which is a competitor, customer or supplier of (or has any existing contractual relationship with) the Company.

2.17 Employment Benefit Plans. The Company does not have any employee benefit plans.

2.18 Tax Returns and Payments. To the best of the Company's knowledge, the Company has accurately prepared and timely filed all tax returns and reports as required by law. Such returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. All such taxes with respect to which the Company has become obligated pursuant to elections made by the Company in accordance with generally accepted practices have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency or assessment with respect to or proposed adjustment of the Company’s Federal, state, county or local taxes is pending or, to the Company’s knowledge (having undertaken no independent investigation), threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company.

2.19 Proprietary Information and Invention Agreements. Each material employee, consultant and officer of the Company has executed, or will execute, an agreement with the Company regarding confidentiality and proprietary information. The Company (having undertaken no independent investigation) is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.

2.20 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business (“Permits”) and is not in default under such Permits, except where the failure to have such Permits, or such default, would not reasonably be expected to result in a Material Adverse Effect.

2.21 Absence of Certain Changes. Except as set forth on Schedule 2.21, since the Balance Sheet Date (as defined in Section 2.12), to the best of the Company's knowledge, there has not been:

(a) any changes in the assets, liabilities, condition (financial or otherwise), affairs, earnings, material contracts, business, operating or prospects of the Company, except changes in the ordinary course of business which could not reasonably be expected to have a Material Adverse Effect;

(b)  any change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty or any assurance of performance or payment, endorsement, indemnity or warranty;

(c)  any material transaction or commitment made, or any material contract or material agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any material contract or other material right (direct or indirect, whether alleged, contingent or otherwise), other than transactions and commitments in the ordinary course of business;

(d)  (i) any creation, incurrence or assumption of any debt (including obligations in respect of capital leases); (ii) assumption, guarantee, endorsement or other liability (whether directly, contingently or otherwise) for the obligations of any other person or entity; or (iii) any loans, advances or capital contributions to, or investments in, any other person or entity, except in the ordinary course of business and not in excess of $25,000 in the aggregate or $10,000 individually;

(e) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business or the Company;

(f) any waiver by the Company of a valuable right or material debt owed to it;

(g) any resignation or termination of employment of any officer or key employee of the Company, or the threat of such resignation or termination, or any material change in any compensation arrangement or agreement (including salary, bonus, insurance or pension benefits) with any of the same;

(h) any sale, assignment or transfer of any material Intellectual Property or tangible assets of the Company which would have a Material Adverse Effect; or

(i) to the best of the Company’s knowledge, any agreement to do any of the foregoing, or any other event or condition of any character which could reasonably be expected to have a Material Adverse Effect.

2.22 Financial Statements. As requested, the Company has provided to each Investor its audited financial statements for the year ended December 31, 2004 and its unaudited statements for the period ended June 30, 2005. The consolidated financial statements of the Company and the related notes, including the Balance Sheet, present fairly the financial position of the Company as of the dates indicated and the statement of operations, changes in shareholders’ equity and cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. Bateman & Co., Inc., P.C. and James Stafford, Chartered Accountants, who have both audited or reviewed certain consolidated financial statements of the Company, are independent public accountants as required under Rule 101 of the American Institute of Certified Public Accountants Code of Professional Conduct, and its interpretations and rulings.

2.23 Accounting. The Company maintains a system of internal accounting controls sufficient to provide assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.24 Insurance. As necessary, the Company has adequately insured its properties against loss or damage by fire or other casualty and maintains, in amounts which it believes to be adequate, such other insurance, including but not limited to liability insurance, as is usually maintained by companies in the same or similar businesses. The Company has no reason to believe that it will not be able to renew its existing insurance coverage, if any, as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

2.25 Environmental Laws. To the best knowledge of the Company, the Company (i) is not in violation of any applicable statute or Judgments of any Governmental Entity, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) does not own or operate, to the Company’s knowledge, any real property contaminated with any substance that is subject to any Environmental Laws, and (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any pending, or to the knowledge of the Company, threatened Proceeding relating to any Environmental Laws, in each instance which violation, contamination, liability or claim, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

2.26 No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act (“Regulation D”) in connection with the offer or sale of the Units.

2.27 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Units or Underlying Securities under the Securities Act or cause this offering of the Units to be integrated with prior offerings by the Company for purposes of the Securities Act.

2.28 Exemption from Registration. Neither the Company nor any agent acting on its behalf shall take any action that would cause the loss of an exemption from, the registration provisions of the Securities Act and any state or foreign securities laws for the offer, sale and issuance of the Units, the Shares and the exercise of the Warrants into the Underlying Shares.

2.29 Transactions With Affiliates. None of the officers, directors, or employees of the Company is presently a party to any material transaction with the Company or any of its affiliates (other than in connection with services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

2.30 SEC Documents. Since at least August 1, 2005, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2005 (ii) liabilities set forth on Schedule 2.21 and (iii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

2.31 Foreign Corrupt Practices. To the best of the Company's knowledge, neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.32 No Investment Company. The Company is not, and upon the issuance and sale of the Units as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

2.33 Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Investor or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

2.34 Labor Agreements and Actions; Employee Arrangements. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the best of the Company’s knowledge, threatened, that could have a Material Adverse Affect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. Except as set forth on Schedule 2.34, the Company is not a party to or bound by any currently effective employment contract, severance agreement, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, other employee compensation agreement or Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974. The Company has entered into an effective agreement with each of its employees requiring such employee not to compete with the Company for a period following that person’s employment by the Company.

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. Each Investor hereby represents and warrants with respect to itself and not as to other Investors as of the date hereof as follows:

3.1 Authorization. The Investor has all the requisite power and is duly authorized to execute and deliver the Transaction Agreements and has taken all necessary action to consummate the transactions contemplated hereby and thereby. The Transaction Agreements have been duly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable in accordance with their respective terms, subject to, (a) the laws of bankruptcy and the laws affecting creditors’ rights generally and (b) the availability of equitable remedies.

3.2 Sophistication and Suitability. The Investor, either alone or with the assistance of its professional advisor, is a sophisticated investor, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Units. The investment in the Units is suitable for the Investor based upon the Investor’s investment objectives and financial needs, and the Investor has adequate net worth and means for providing for its current financial needs and contingencies and has no need for liquidity of its investment with respect to the Units. The Investor has experience in investing in companies in the start-up or early stages of development. The Investor is aware that there are substantial risks incident to an investment in the Units. The Investor is aware that any financial projections contained in any document provided to the Investor are forecasts only and do not contain any express or implied representation that such projections will be achieved or are attainable. The Investor also acknowledges that any estimates of market size or projected expenses contained in any documents provided or to be provided to the Investor do not contain any express or implied representation that such estimates will be attained. The Investor acknowledges that the tax consequences to the Investor of investing in the Units will depend on the Investor’s particular circumstances, and neither the Company, nor its agents, officers, directors, employees, affiliates or consultants or any of them will be responsible or liable for the tax consequences to the Investor of an investment in the Company. The Investor will look solely to, and rely solely upon, the Investor’s own advisors with respect to the tax consequences of this investment. The Investor understands that the Units, Shares, Warrants and Underlying Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Units, Shares, Warrants and Underlying Shares.

3.3 Access to Information. The Investor has received and carefully reviewed the Transaction Agreements and all other documents requested by such Investor, related to and to be executed in connection with the Investor’s investment in the Units and other transactions contemplated hereby (the “Additional Documents”). The Investor has either attended or been given reasonable opportunity to attend a meeting with representatives of the Company for the purpose of asking questions of, and receiving answers from, such representatives concerning the business of the Company and the terms and conditions of the offering of the Units. Except as set forth in the Transaction Agreements and the Additional Documents, no representations or warranties, whether written or oral, have been made to the Investor by the Company or any officer, employee or agent of the Company.

3.4 Purchase Entirely for Own Account. The Investor is acquiring the Units and Underlying Shares for investment purposes for the Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof. The Investor has no present intention of selling, granting any participation in or otherwise distributing the Units or Underlying Shares.

3.5 Restricted Securities. The Investor realizes that: (a) neither the Units nor the Shares and Warrants comprising the Units have been registered under the Securities Act or registered or qualified under any state securities or “blue sky” laws, are characterized under the Securities Act as “restricted securities” and, therefore, cannot be sold or transferred unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and (b) there is presently no public market for the Units, or Shares and Warrants comprising the Units, and only a limited public market for the Underlying Shares and no public market for the Units, or Shares and Warrants comprising the Units, is expected to develop and, due to the limited public market for the Underlying Shares, the Investor may not be able to liquidate its investment or pledge the Shares and/or Warrants as collateral security for loans. The Investor represents that it is familiar with Rule 144 under the Securities Act as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act including the requirement that the Shares and/or Underlying Shares must be held for at least one year after purchase thereof from the Company prior to resale (two years in the absence of publicly available information about the Company) and the condition that there be available to the public current information about the Company under certain circumstances. The Investor acknowledges that the Company is under no obligation to register or qualify the Shares and/or Underlying Shares under the Securities Act or under any state or foreign securities law, or to assist the Investor in complying with any exemption from registration and qualification. The Investor understands that the Company will rely upon the accuracy and truth of the foregoing representations and the Investor hereby consents to such reliance. The Investor is also aware that sales or transfers of the Shares and/or Underlying Shares may be further restricted by state and foreign securities laws and that the certificates for the Shares and/or Underlying Shares will bear appropriate legends restricting their transfer.

3.6 Residency. For purposes of the application of state securities laws, each Investor represents that it is a bona fide resident of the state set forth in such Investor’s address on the signature pages hereof.

3.7 Legend. It is understood that the certificates evidencing the Shares may bear a legend such as the following:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (ii) NATALMA INDUSTRIES INCORPORATED (“COMPANY”) RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (iii) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. TRANSFER OF THESE SECURITIES IS FURTHER RESTRICTED AS PROVIDED IN THE UNIT PURCHASE AGREEMENT, A COPY OF WHICH IS AVAILABLE AT THE COMPANY’S OFFICES.”

3.8 Accreditation. The Investor represents and warrants that it is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated by the SEC under the Securities Act. Any and all accounts for which the Investor is acting (including its own) is able to bear the economic risks of this investment and to withstand a total loss of its investment. If the Investor is acquiring the Units as a fiduciary or agent for another investor’s account, the Investor has sole investment and voting discretion with respect to such account and has full power to make the acknowledgments, representations and agreements contained herein on behalf of such account.

3.9 Investor’s Review. The Investor has relied on its own examination of the Company and the terms of the offering, including the merits and risks involved in making an investment in the Units. The Investor acknowledges that it has had the opportunity to review this Agreement, the Schedules and Exhibits attached hereto and the other agreements referred to herein and the transactions contemplated hereby with its own legal counsel and tax and investment advisor. The Investor is relying solely on such counsel and advisors for legal, tax and investment advice with respect to the transactions contemplated by this Agreement, except that this Section 3.9 does not limit or modify the representations and warranties of the Company set forth in Section 2 of this Agreement or the right of the Investor to rely thereon. The Investor has been informed and understands that the Company’s offering documents and offering materials, if any, and any statements made to the Investor have not been reviewed or passed upon by the Company’s counsel, accountants or other independent parties.

3.10 Brokers or Finders. Neither the Investor nor any of its officers, directors, employees, or shareholders has employed or made any agreement with any broker, finder or similar agent or any person or firm, which will result in the obligation of the Company to pay any finder's fee in connection with the Agreement or the transactions contemplated hereby.

4.  CONDITIONS OF THE INVESTORS’ OBLIGATIONS AT THE CLOSING. The obligations of the Investors under subsection 1.1 is subject to the fulfillment by the Company at or before the Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor which does not consent in writing thereto:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made as of the date of the Closing.

4.2 Performance. The Company shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3 Qualifications. The Company shall have obtained all necessary authorizations, approvals, permits and qualifications, if any, or have the availability of exemptions or waivers therefrom, for the offer and sale of the Units.

4.4 Stock Certificates. The Company is delivering to each Investor a certificate or certificates, duly executed on behalf of the Company, for the shares of Common Stock and Warrants purchased by such Investor and such Investor is delivering to the Company the full purchase price for such shares of Common Stock and Warrants in accordance with Section 1.2 hereof.

4.5 Asset Purchases. The Company, or its subsidiaries, shall have completed the Aerogroup Acquisition.

4.6  Additional Documents. At the Closing Date, such ancillary certificates and documents required for closing the transactions contemplated hereby, as each Investor may reasonably request, shall have been delivered to such Investor including, but not limited to, a good standing certificate, any necessary waivers or consents, proprietary information and inventions agreements and key man life insurance.

5. CONDITIONS OF THE COMPANY’S OBLIGATIONS AT THE CLOSING. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment by such Investor on or before the Closing of the following conditions by that Investor:

5.1 Representations and Warranties. The representations and warranties of such Investor contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

5.2 Payment of Purchase Price. Each Investor shall have delivered the purchase price specified in subsection 1.1 to be delivered at the Closing, in the form specified in Section 1.2.

5.3 Minimum Units Sold. The Company shall have sold, in the aggregate, a minimum of 500,000 Units in connection with this Offering.

5.4 Securities Laws Qualification. The offer and sale to the Investors of the Units shall be qualified or exempt from registration or qualification under all applicable federal securities laws and Blue Sky laws.

5.5 Performance. Each Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in the Transaction Agreements that are required to be performed or complied with by it on or before the Closing.

5.6 Escrow Agreement. Each Investor shall have delivered to the Company a duly executed Escrow Agreement.

6. COVENANTS OF THE COMPANY.

6.1 Corporate Existence. The Company will maintain its corporate existence in good standing. The Company will comply with all applicable laws and regulations of the United States or any state or states thereof or of any political subdivisions thereof and of any governmental authority where failure to so comply could reasonably be expected to have a Material Adverse Effect.

6.2 Inspection. The Company will permit each such Investor and any of its officers or employees, or any outside representatives designated by such Investor and reasonably satisfactory to the Company, to visit and inspect at the expense of such Investor any of the properties of the Company upon ten business days prior notice and during regular business hours without disruption of the Company’s operations, including their books and records (and to make photocopies thereof or extracts therefrom), and to discuss their affairs, finances and accounts with their officers, except with respect to trade secrets and similar confidential information. This right shall not exclude any right of inspection of any stockholders of the Company under applicable Nevada law.

6.3 Payment of Taxes and Maintenance of Property. The Company will:

(a) pay and discharge promptly, or cause to be paid and discharged promptly when due and payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property, real, personal or mixed, or upon any part thereof, as well as all material claims of any kind (including claims for labor, material and supplies) which, if unpaid, might by law become a lien or charge upon its property; provided, however, that the Company shall not be required to pay any such tax, assessment, charge, levy or claim while the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings, provided that the Company shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed adequate by it with respect thereto; and

(b) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make, or cause to be made, all repairs and renewals and replacements which in the opinion of the Company are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

6.4 Insurance. The Company will:

(a)  keep or cause all of its insurable property or properties to be kept insured against loss or damage or fire and other risks;

(b)  maintain general liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about the premises occupied by the Company or occurring as a result of the Company’s maintenance or operation of any automobiles, trucks or other vehicles or other facilities; and

(c)  maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

All insurance for which provision has been made in this Section 6.4 shall be maintained in the amounts and to the extent determined to be reasonable by the Board. All such insurance shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company may effect worker’s compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self insurance which is in accord with applicable laws.

6.5 Compliance with Laws. The Company shall conduct its business in compliance, in all material respects, with all laws, rules, regulations, statutes, ordinances and other legal requirements.

6.6 Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Units as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before the Closing, take such action as the Company shall reasonably determine is necessary to qualify the Units for sale to each Investor at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Investor on or prior to the Closing Date.

6.7 Reporting Status. So long as any Investor beneficially owns any of the Shares and/or Underlying Shares, the Company will use its best efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

6.8 Use of Proceeds. The Company shall use the proceeds from the sale of the Units for general working capital purposes, including, but not limited to, the acquisition of the assets set forth in Section 4.5 hereof.

6.9 Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full exercise of the Warrants and issuance of the Underlying Shares in connection therewith (based on the Exercise Price of the Warrants in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon exercise of the Warrants without the consent of each Investor. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Underlying Shares issued and issuable exercise of the Warrants (based on the Exercise Price of the Warrants then in effect), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Section 6.9, in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

6.10 Listing. The Company shall and, so long as any Investor owns any of the Shares or Warrants, maintain the listing and trading of its Common Stock on the OTCBB, the Nasdaq National Market (“Nasdaq”), the Nasdaq SmallCap Market (“Nasdaq SmallCap”), the New York Stock Exchange (“NYSE”), or the American Stock Exchange (“AMEX”) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable. The Company shall promptly provide to each Investor copies of any notices it receives from the OTCBB and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

6.11 No Integration. The Company shall not make any offers or sales of any security (other than the Units) under circumstances that would require registration of the Units being offered or sold hereunder under the 1933 Act or cause the offering of the Units to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

6.12 Binding Agreement. By execution of this Agreement, Investor and Company shall be entitled to any and all benefits, and subject to any and all obligations, of the Transaction Agreements.

7. FEES. Each of the Company and the Investor shall be responsible for and bear all of its own costs and expenses incurred in connection with the transactions contemplated herein, including expenses of its financial, legal and accounting advisors, and no other party shall be responsible for any such costs and expenses of such party.

8. MISCELLANEOUS.

8.1 Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class certified mail, postage prepaid, by reputable overnight courier or such other address as may hereafter be designated in writing by the addressee to the other parties:

if to the Company, to:

Tactical Air Defense Services, Inc.
1550 Ostler Ct
N Vancouver Canada V7G2P7
Attn.: Derick Sinclair

if to the Investors, to each of the Investors at the address listed on Schedule A.

with a copy in either case to:

Hodgson Russ LLP
60 E. 42 Street, 37th Floor
New York, NY 11106
Attn: Jeffrey A. Rinde

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of overnight courier, on the second next business day.

8.2 Confidentiality.

(a) Investor acknowledges that, pursuant to this Agreement, it may be given access to or may become acquainted with certain information, trade secrets or both, of Company, including but not limited to, contemplated corporate transactions, confidential information and trade secrets regarding procedures, methods, customers, policies, marketing, pricing, customer lists and other information and know-how, all relating to or useful to Company (collectively, the “Confidential Information”), and the exclusive property of Company.

(b) Investor shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or entity, any of the Confidential Information.

(c) Investor acknowledges that the Company is subject to the restrictions imposed by Regulation FD thereunder. The Investor agrees that it will not: (i) use the Confidential Information for the purpose of trading in the Company’s common stock, or any other securities, and will take all steps necessary to prevent use by its employees or agents (if any) of the Confidential Information for such purpose, (ii) disclose such Confidential Information to any other party for the purpose of trading in the Company’s common stock.

(d) Investor acknowledges that disclosure of any Confidential Information by Investor will give rise to irreparable injury to Company or the owner of such information, inadequately compensable in damages. Accordingly, Company or such other party may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies that may be available. Investor acknowledges and agrees that the covenants contained herein are necessary for the protection of legitimate business interests of Company, its subsidiaries and/or affiliated companies and are reasonable in scope and content.

8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as they apply to contracts entered into and to be wholly performed within such state, without regard to conflicts of laws principles.

8.4 Submission to Jurisdiction. (a) The Investors hereby irrevocably submit to the nonexclusive jurisdiction of any federal or state court sitting in the County and State of New York in any action or proceeding arising out of or relating to this Agreement, and the Investors hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such court. The Investors irrevocably consent to the service of any and all process in any such action by proceeding by the mailing via registered or certified mail of copies of such process to the Investors at their addresses specified on Schedule A hereto.

(b) The Investors hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the County and State of New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

8.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument.

8.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.7 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.8 Future Expenses; Attorneys’ Fees. If any action at law or in equity is necessary, to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.9 Finders’ Fees. Each Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.11 Survival of Representations and Warranties. The representations and warranties contained herein shall survive the Closing until the second anniversary of the date hereof, as applicable.

8.12 Currency. Unless otherwise indicated, all dollar denominations specified herein shall be in United States dollars.

8.13 Waiver of Jury Trial. THE COMPANY AND THE INVESTORS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE EXCLUSIVE FORUM FOR ANY ACTION BETWEEN THE COMPANY AND INVESTORS ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND EACH PARTY AGREES THAT SUCH COURTS HAVE JURISDICTION AND ARE A PROPER VENUE AND CONVENIENT FORUM FOR ANY SUCH ACTION.

8.14 Entire Agreement. This Agreement and the other documents delivered at the Closing constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersede all prior agreements with respect to the subject matter hereof.

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COUNTERPART SIGNATURE PAGE TO THE UNIT PURCHASE AGREEMENT, DATED __________, 2006

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

TACTICAL AIR DEFENSE SERVICES, INC.

By:
Name:
Title: President

INVESTOR:

Name:

Address:

Aggregate Principal Amount of Units:	______________

Aggregate Purchase Price:	______________